Exhibit 32.2

CERTIFICATION OF CHIEF ACCOUNTING OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Grubb & Ellis Healthcare REIT, Inc., or the Company, hereby certifies, to her knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2009	By /s/ Kellie S. Pruitt	Chief Accounting Officer

Date	Kellie. S. Pruitt	(principal accounting officer and principal financial officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.